Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Introduction

GigCapital4 is a Private-to-Public Equity (“PPE”)™ company, also known as a blank check company or special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

AE Industrial Partners (“AE”) is a private equity firm specializing in aerospace, defense, space and government services, power generation, and specialty industrial markets. On May 22, 2020, AE formed a series of acquisition vehicles, which included Lake Parent, LLC (“Lake Parent”), BigBear.ai Holdings, LLC, (“BigBear”), BigBear.ai Intermediate Holdings, LLC (“BigBear Intermediate”) and BigBear.ai, LLC, (“BigBear.ai”), with Lake Parent being the top holding company. BigBear.ai and BigBear Intermediate are wholly owned subsidiaries of BigBear. Upon the formation of these acquisition vehicles, a number of acquisitions were effected:

•	on June 19, 2020, BigBear.ai acquired NuWave Solutions, LLC (“NuWave”) (the “NuWave Acquisition”);

•	on December 2, 2020, NuWave entered into an agreement with Open Solutions Group, LLC (“Open Solutions”) to acquire 100% of its equity (the “Open Solutions Acquisition”); and

•	on December 21, 2020, NuWave acquired the Government Services division of ProModel Government Services, Inc. (“ProModel”) (the “ProModel Acquisition”).

Separately, on October 8, 2020, AE formed a second series of acquisition vehicles, which included BBAI Ultimate Holdings, LLC (formerly known as PCISM Ultimate Holdings, LLC) ( “Ultimate”), PCISM Intermediate Holdings, LLC, PCISM Intermediate II Holdings, LLC, and PCISM Holdings, LLC. On October 23, 2020 Ultimate acquired PCI Strategic Management, LLC (“PCI” or “Predecessor”) (the “PCI Acquisition”). On December 21, 2020, BigBear.ai acquired 100% of the equity of PCI in a series of transactions, which resulted in BigBear being a wholly owned subsidiary of Ultimate. This transaction left Lake Parent with no assets or operations, and it was dissolved.

BigBear and its wholly owned subsidiaries, including NuWave, PCI, Open Solutions, and ProModel after their respective acquisition dates, are referred to as the “Successor”.

Description of the Business Combination

On June 4, 2021, GigCapital4, Inc. (the “Company”), GigCapital4 Merger Sub Corporation (“Merger Sub”), BigBear, and Ultimate entered into an Agreement and Plan of Merger (“Merger Agreement”). On December 3, 2021, the Merger Agreement was approved by Company stockholders at the Special Meeting and (i) Merger Sub merged with and into BigBear, with BigBear surviving the first merger and becoming a wholly-owned subsidiary of the Company, and (ii) immediately after the First Merger, BigBear (as the surviving company of the First Merger) merged with and into the Company, with the Company surviving the second merger (the “Second Merger”, and together with the First Merger, the “Business Combination”). Herein, “New BigBear” refers to GigCapital4 after giving effect to the Business Combination.

Subject to the terms and conditions set forth in the Merger Agreement, at the time of the First Merger (the “First Effective Time”), all units of limited liability company interest of BigBear issued and outstanding immediately prior to the First Effective Time (other than units held in BigBear’s treasury or owned by GigCapital4, Merger Sub or BigBear immediately prior to the First Effective Time) were cancelled and automatically deemed for all purposes to represent the right to receive, the “Aggregate Merger Consideration”, consisting of: (i) $75,000,000 (the “Cash Merger Consideration”), and (ii) in book entry, a number of shares of GigCapital4 common stock, equal to the result of dividing (i) the difference of (A) $1,312,100,000, minus (B) $75,000,000, by (ii) 10.00 (rounded up to the nearest whole number of shares) (the “Equity Merger Consideration”). Ultimate, as the sole member of BigBear, was paid the Aggregate Merger Consideration.

In connection with the foregoing and concurrently with the execution of the Merger Agreement, GigCapital4 has obtained commitments from certain investors (the “Convertible Note Investors”) for the purchase from GigCapital4 of certain convertible senior notes (the “Convertible Notes”), pursuant to the terms of one or more convertible note subscription agreements (each, a “Convertible Note Subscription Agreements”), subject to the terms of an indenture entered into in connection with the closing of the Business Combination (the “Closing”) between GigCapital4 and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”), such note financing (the “Note Financing”) was consummated immediately prior to the consummation of the transactions contemplated by the Merger Agreement.

At the time of the Second Merger (the “Second Effective Time”), all units of limited liability company interest of BigBear issued and outstanding immediately prior to the Second Effective Time were cancelled and cease to exist without any conversion thereof or payment therefor, and the capital stock of the Company outstanding immediately prior to the Second Effective Time remains outstanding as the capital stock of the Company, which, collectively with the Convertible Notes and the warrants entitling the holders to purchase one share of GigCapital4 Common Stock per warrant (“GigCapital4 Warrants”), constitute one hundred percent (100%) of the outstanding equity securities (and securities convertible into equity securities) of the Company immediately after the Second Effective Time.

Immediately prior to the closing of the transactions contemplated by the Note Subscription Agreements and the completion of the Business Combination, the authorized capital stock of GigCapital4 consisted of 501,000,000 shares of capital stock, including (i) 500,000,000 shares of GigCapital4 common stock, and (ii) 1,000,000 shares of GigCapital4 preferred stock of which GigCapital4 has committed to issue up to 17,391,304 shares of GigCapital4 common stock (subject to adjustment as provided in the Indenture) and zero shares of GigCapital4 preferred stock to the Note Investors upon conversion of the principal amount of the Notes in accordance with the Note Subscription Agreements and the Indenture, and GigCapital4 will have up to 12,326,513 warrants issued and outstanding, of which (i) up to 283,333 will be issued to the Sponsor and (ii) 12,326,513 GigCapital4 warrants will entitle the holder thereof to purchase GigCapital4 common stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, GigCapital4 was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of the Company issuing stock for the net assets of GigCapital4, accompanied by a recapitalization. The net assets of GigCapital4 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Company.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Members of Ultimate’s senior management comprise all key management positions of the combined company;

•	Ultimate, along with its affiliate, AE BBAI Aggregator, LP, has the majority voting interest (83.5%) in the combined company;

•	Ultimate has the ability to appoint the majority of the Board of Directors and elect those directors through its majority voting power;

•	The Company’s subsidiaries comprise the ongoing operations of the combined company;

•	The Company is larger in relative size than GigCapital4; and

•	The combined company continues to operate under the BigBear tradename, and the headquarters of the combined company remains the BigBear headquarters.

Basis of Pro Forma Presentation

The adjustments presented on the unaudited pro forma condensed combined balance sheet as of September 30, 2021 and statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 is based on the historical unaudited balance sheets of BigBear and GigCapital4 as of September 30, 2021 and gives effect to the Business Combination, including the Note Financing, as if it had occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited consolidated statement of operations of BigBear for the period from May 22, 2020 to December 31, 2020 and the historical audited statement of operations of GigCapital4 for the period from December 4, 2020 (date of inception) to December 31, 2020 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited interim condensed consolidated statement of operations of BigBear for the nine months ended September 30, 2021 and the historical unaudited statement of operations of GigCapital4 for the nine months ended September 30, 2021 and has been prepared to reflect the Business Combination as if it occurred on January 1, 2020.

Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 reflects the impact of the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and the ProModel Acquisition as if they occurred on January 1, 2020. The unaudited pro forma adjustments are based on information currently available. Assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes. See Note 1, Basis of Presentation, to the Unaudited Pro Forma Condensed Combined Financial Information for information about the sources used to derive the unaudited pro forma financial information. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in this current report on Form 8-K:

•	historical audited financial statements of GigCapital4 as of December 31, 2020 and for the period from December 4, 2020 (date of inception) through December 31, 2020;

•

historical audited combined financial statements of BigBear (“Successor”) as of December 31, 2020 and for the period from May 22, 2020 through December 31, 2020, and the historical audited combined financial statements of PCI (“Predecessor”) as of December 31, 2019, for the years ended December 31, 2019 and 2018, and for the period from January 1, 2020 through October 22, 2020;

•	historical audited financial statements of NuWave as of June 18, 2020 and for the period from January 1, 2020 through June 18, 2020;

•	historical audited financial statements of Open Solutions as of December 1, 2020 and for the period from January 1, 2020 through December 1, 2020;

•	historical audited financial statements of ProModel as of December 20, 2020 for the period from January 1, 2020 through December 20, 2020;

•	historical unaudited interim condensed financial statements of GigCapital4 as of and for the nine months ended September 30, 2021; and

•	historical unaudited interim condensed consolidated financial statements of BigBear (“Successor”), as of and for the nine months ended September 30, 2021.

Further, unaudited pro forma condensed combined financial information should be read in conjunction with the sections of this current report on Form 8-K entitled “BigBear Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The unaudited pro forma condensed combined financial information may have footing differences resulting from decimal numbers not presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

(in thousands of United States Dollars, except share and per share amounts)

	BigBear (Historical)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$10,776	$982	$110,033	(a.2)	$95,032
	—	—	195,027	(b)	—
	—	—	80,000	(g)	—
	—	—	(5,023)	(e.1)	—
			(5,380)	(e.2a)
	—	—	(4,524)	(e.2b)	—
	—	—	(75,000)	(f)	—
	—	—	(110,838)	(h)	—
	—	—	(101,021)	(j)	—
Restricted Cash	—	—	101,021	(j)	101,021
Accounts receivable	21,263	—	—		21,263
Contract assets	2,863	—	—		2,863
Inventory	—	—	—		—
Related party receivable	—	1	—		1
Prepaid expenses and other current assets	6,420	348	(4,471)	(e.2a)	2,297

Total current assets	41,322	1,331	179,824		222,477

Cash and marketable securities held in Trust Account	—	358,817	(110,030)	(a.2)	—
	—	—	(248,787)	(a.1)	—
Property and equipment, net	1,213	—	—		1,213
Goodwill	91,636	—	—		91,636
Intangible assets, net	85,317	—	—		85,317
Deferred tax assets	4,135	—	—		4,135
Other non-current assets	592	114	—		706
Interest receivable on cash and marketable securities held in Trust Account	—	3	(3)	(a.2)	—

Total assets	$224,215	$360,265	$(178,996)		$405,484

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$9,468	$26	$(429)	(e.2a)	$9,065
Note payable to related parties	—	—	—		—
Short-term debt, including current portion of long-term debt	2,600	—	(2,600)	(h)	—
Accrued liabilities	12,368	2,312	(163)	(h)	22,965
	—	—	(150)	(e.2a)	—
	—	—	8,598	(e.2b)	—
Contract liabilities	2,136	—	—		2,136
Derivative liability	—	—	12,047	(j)	12,047
Payable to related parties	—	57	—		57
Other current liabilities	464	6	—		470

Total current liabilities	27,036	2,401	17,303		46,740

Long-term debt	105,447	—	190,227	(b)	190,227
	—	—	(105,447)	(h)	—
Warrant liability	—	385	—		385
Deferred underwriting fee payable	—	12,558	(12,558)	(e.1)	—
Deferred tax liabilities	—	—	—		—
Other non-current liabilities	7	—	—		7

Total liabilities	132,490	15,344	89,525		237,359

Common stock subject to possible redemption	—	358,814	(110,027)	(c)	—
	—	—	(248,787)	(a.1)	—
Equity:	—	—	—		—
Common stock, $0.0001 par value	—	1	1	(c)	14
	—	—	—	(b)	—
	—	—	11	(d)	—
	—	—	—	(e.1)	—
	—	—	—	(e.2a)	—
	—	—	—	(e.2b)	—
	—	—	1	(g)	—
Members’ contribution/Additional paid-in capital	108,321	—	110,026	(c)	258,483
	—	—	4,800	(b)	—
	—	—	(13,905)	(d)	—
	—	—	7,535	(e.1)	—
	—	—	(9,272)	(e.2a)	—
	—	—	2,000	(e.2b)	—
	—	—	(75,000)	(f)	—
	—	—	79,999	(g)	—
	—	—	56,026	(i)	—
	—	—	(12,047)	(j)	—
Accumulated deficit	(16,596)	(13,894)	13,894	(d)	(90,372)
	—	—	(15,122)	(e.2b)	—
	—	—	(56,026)	(i)	—
	—	—	(2,628)	(h)	—

Total equity	91,725	(13,893)	90,293		168,125

Total liabilities and equity	$224,215	$360,265	$(178,996)		$405,484

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands of United States Dollars, except share and per share amounts)

	BigBear (Historical)	NuWave Acquisition Transaction Accounting Adjustments *	Notes	PCI Acquisition Transaction Accounting Adjustments **	Notes	Open Solutions Acquisition Transaction Accounting Adjustments ***	Notes	ProModel Acquisition Transaction Accounting Adjustments ****	Notes	BigBear (Pro Forma)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$31,552	$10,809		$59,765		$22,693		$15,782		$138,992	$—	$—		$138,992
	—	—		—		—		(1,609)	(l)	—	—	—		—
Cost of sales	22,877	5,436		46,755		13,183		9,491		96,133	—	6,482	(o)	102,615
	—	(1,609)	(l)	—		—		—		—	—	—		—

Gross margin	8,675	6,982		13,010		9,510		4,682		42,859	—	(6,482)		36,377
Operating expenses:	—	—		—		—		—		—	—	—		—
Selling, general and administrative	7,909	3,266		7,632		4,192		1,555		30,235	34	49,543	(o)	79,812
	—	735	(k)	922	(k)	2,331	(k)	1,693	(k)	—	—	—		—
Research and development	530	—		85		—		—		615	—	—		615
Transaction expenses	10,091	—		—		—		—		10,091	—	20,112	(p)	30,203

Operating (loss) income	(9,855)	2,981		4,371		2,987		1,434		1,918	(34)	(76,137)		(74,253)
Interest income	—	—		—		(3)		—		(3)	—	—		(3)
Interest expense	616	—		1		—		—		8,399	—	—		13,955
	—	—		—		—		—		—	—	13,955	(q)	—
	—	862	(m.1)	1,873	(m.1)	2,131	(m.1)	2,918	(m.1)	—	—	(8,399)	(r.1)	—
	—	(1)	(m.2)	(1)	(m.2)	—		—		—	—	—		—
Other (income) expense, net	—	—		—		—		—		—	—	2,628	(r.2)	2,628

(Loss) income before taxes	(10,471)	2,120		2,498		859		(1,484)		(6,478)	(34)	(84,321)		(90,833)
Income tax (benefit) expense	(2,633)	445	(n)	525	(n)	180	(n)	(312)	(n)	(1,795)	—	(17,280)	(s)	(19,075)

Net (loss) income	$(7,838)	$1,675		$1,973		$679		$(1,172)		$(4,683)	$(34)	$(67,041)		$(71,758)

Net loss per share of common stock—basic and diluted														$(71,758)
Weighted average shares of common stock outstanding—basic and diluted														135,566,227
Net loss per share of common stock—basic and diluted														$(0.53)

*

Represents the addition of NuWave pre-acquisition activity for the period January 1, 2020 to June 18, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the NuWave Acquisition.

**

Represents the addition of PCI pre-acquisition activity for the period January 1, 2020 to October 22, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the PCI Acquisition.

***

Represents the addition of Open Solutions pre-acquisition activity for the period January 1, 2020 to December 1, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the Open Solutions Acquisition.

****

Represents the addition of ProModel pre-acquisition activity for the period January 1, 2020 to December 20, 2020 to the historical BigBear statement of operations and pro forma adjustments related to the ProModel Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(in thousands of United States Dollars, except share and per share amounts)

	BigBear (Historical)	GigCapital4 (Historical)	Business Combination Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$112,100	$—	$—		$112,100
Cost of sales	81,859	—	—		81,859

Gross margin	30,241	—	—		30,241
Operating expenses	—	—	—		—
Selling, general and administrative	32,557	4,097	—		36,654
Research and development	4,158	—	—		4,158

Operating (loss) income	(6,474)	(4,097)	—		(10,571)
Interest income	—	(20)	20	(t)	—
Interest expense	5,579	—	10,441	(u)	10,441
	—	—	(5,579)	(v)	—
Other (income) expense, net	(1)	197	—		196

(Loss) income before taxes	(12,052)	(4,274)	(4,882)		(21,208)
Income tax (benefit) expense	(3,294)	6	(1,166)	(w)	(4,454)

Net (loss) income	$(8,758)	$(4,280)	$(3,716)		$(16,754)

Net loss per share of common stock—basic and diluted					$(16,754)
Weighted average shares of common stock outstanding—basic and diluted					135,566,227
Net loss per share of common stock—basic and diluted					$(0.12)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”) in the notes to the Unaudited Pro Forma Condensed Combined Financial Information. BigBear.ai Holdings, LLC (“BigBear” or “Successor”) has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the pro forma combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 presents pro forma effects to the Business Combination as if it had been completed on September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents pro forma effects to the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 presents pro forma effects to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this current report on Form 8-K:

•	GigCapital4’s unaudited balance sheet as of September 30, 2021 and the related notes; and

•	BigBear (“Successor”)’s unaudited interim condensed consolidated balance sheet as of September 30, 2021 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using and should be read in conjunction with the following, which are included in the definitive proxy statement:

•	GigCapital4’s historical audited statement of operations for the period from December 4, 2020 (date of inception) to December 31, 2020 and the related notes;

•

BigBear (“Successor”)’s historical audited combined statement of operations for the period from May 22, 2020 through December 31, 2020, and PCI’s (“Predecessor”) historical audited statement of operations for the period from January 1, 2020 through October 22, 2020 and the related notes;

•	NuWave’s historical audited statement of operations for the period from January 1, 2020 through June 18, 2020 and the related notes;

•	Open Solutions’ historical audited statement of operations for the period from January 1, 2020 through December 1, 2020 and the related notes; and

•	ProModel’s historical audited statement of operations for the period from January 1, 2020 through December 20, 2020 and the related notes;

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using and should be read in conjunction with the following, which are included in this current reporting on Form 8-K:

•	GigCapital4’s historical unaudited statement of operations for the nine months ended September 30, 2021 and the related notes; and

•	BigBear (“Successor”)’s historical unaudited interim condensed consolidated statement of operations for the nine months ended September 30, 2021 and the related notes.

The unaudited pro forma condensed combined financial information has been prepared based on the actual withdrawal of $248.8 million from the Trust Account to fund the GigCapital4 public stockholders’ exercise of their redemption rights on December 3, 2021 with respect to 24,878,693 common shares, as well as the reclassification of the remaining 11,001,307 common shares formerly deemed redeemable at September 30, 2021 to New BigBear common stock.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, or the Business Combination. The combined company will incur additional costs after the Business Combination in order to satisfy its obligations as a reporting public company with the Securities Exchange Commission (“SEC”). No adjustment to the unaudited pro forma condensed combined statement of operations has been made for these items as the amounts are not yet known.

The pro forma adjustments reflecting the consummation of the Business Combination and the completion of the Note Financing are based on certain currently available information at the Closing of the transaction and certain assumptions and methodologies that GigCapital4 believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. GigCapital4 believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the Note Financing contemplated based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, or the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

2. Accounting Policies

Since GigCapital4 had substantially no business operations as a blank check company, its limited accounting policies were not in conflict with those of BigBear. Accordingly, the combined company uses the accounting policies of BigBear as described in Note 1 to BigBear’s audited consolidated financial statements as of December 31, 2020 and for the period from May 22, 2020 to December 31, 2020 included in the definitive proxy statement. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)

Reflects (1) the redemption of 24,878,693 shares of GigCapital4’s common stock for an aggregate payment of $248.8 million at $10.00 per share, and (2) the reclassification of cash and cash equivalents held in GigCapital4’s trust account (and related interest receivable) of approximately $110.0 million to fund the Business Combination consideration.

b)

Reflects the gross cash proceeds from the Note Financing of $200.0 million, net of debt issuance costs paid, and recognition of the associated convertible notes payable. Of the $9.8 million debt issuance costs, $5 million were settled in cash and $4.8 million was settled in equity of New BigBear.

c)	Reflects the reclassification of the remining 11,001,307 of GigCapital4’s common stock formerly deemed redeemable at September 30, 2021 to common stock in permanent equity of New BigBear.

d)

Reflects the recapitalization of BigBear, including the reclassification of members’ equity to common stock and additional paid-in capital of New BigBear, and the closing of GigCapital4’s accumulated deficit to additional paid-in capital of New BigBear.

e)

Reflects the cash and equity settlement and accrual of transaction costs. Transaction costs are made up of (1) $12.5 million of GigCapital4’s deferred underwriting fees recorded on the historical balance sheet as of September 30, 2021. After a $2.5 million reduction in fee agreed at close, $5.0 million was settled in cash and $5.0 million in New BigBear common stock; (2a) $12.4 million of BigBear’s costs incurred in connection with the issuance of equity (with a corresponding adjustment to additional paid-in capital). At close, $5.4 million was settled in cash and $3.1 million was settled in New BigBear common stock. $4.8 million was reclassified from prepaid expenses and other current assets to equity; and (2b) $15.1 million of GigCapital4’s transaction costs expensed as incurred and BigBear’s expenses unrelated to the issuance of equity. At close, $4.5 million was settled in cash and $2.0 million was settled in New BigBear common stock.

f)	Reflects the payment of the Cash Merger Consideration to stockholders of Ultimate.

g)	Reflects the proceeds of PIPE financing from AE BBAI Aggregator, LP consisting of 8,000,000 shares of New BigBear common stock at a purchase price of $10 per share.

h)	Reflects the repayment of long-term debt and related interest payable, as well as the associated loss on debt extinguishment related to unamortized debt issuance costs.

i)	Reflects the recognition of share-based compensation related to certain equity incentives issued by Ultimate that would vest on an accelerated basis as a result of the Business Combination.

j)

Reflects the establishment of an escrow account ($101.0 million) and a derivative liability ($12.0 million) for New BigBear’s contingent obligation to purchase 9,952,803 shares of common stock at $10.15 from certain shareholders, if those shares are not sold in the open market during the three-month period from the close of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The historical financial statements have been adjusted in the unaudited pro forma condensed combined statement of operations to reflect the effects of the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, the ProModel Acquisition, and the Business Combination on BigBear’s historical financial statements. The unaudited pro forma condensed combined statements of operations have been prepared for informational purposes only.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the combined company’s weighted average shares outstanding, assuming the Business Combination had occurred on January 1, 2020.

The NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and the ProModel Acquisition pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

k)	Adjustment to include pre-acquisition amortization on the fair value of the acquired intangible assets.

l)	Adjustment to eliminate pre-acquisition intercompany sales between NuWave and ProModel.

m)

Adjustment to (1) include the interest expense that would have been incurred to finance the NuWave Acquisition, the PCI Acquisition, the Open Solutions Acquisition, and Pro Model Acquisition as if they had taken place on January 1, 2020, based on the effective interest rate of the credit facility used to finance the acquisitions, and (2) eliminate the pre-acquisition interest expense, including amortization of deferred financing fees, related to the outstanding debt balances of PCI, which were settled by the sellers of PCI with proceeds from the sale.

n)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

o)	Adjustment to include the share-based compensation related to vesting of profit interests, issued by Ultimate to employees of BigBear, on consummation of the Business Combination.

p)

Addition of transaction expenses for the Business Combination incurred or expected to be incurred subsequent to December 31, 2020. These costs will not affect BigBear’s statement of operations beyond 12 months after the Closing.

q)	Addition of interest expense related to the Note Financing, net of amortization of debt issuance costs, that would have been incurred if the Business Combination had occurred on January 1, 2020.

r)

Adjustment to (1) eliminate BigBear’s interest expense and amortization of debt issuance costs that would not have been incurred had the planned long-term debt repayment contingent on close of the Business Combination occurred on January 1, 2020 and (2) include the loss on debt extinguishment on repayment of the long-term loan.

s)	Adjustment for income taxes, applying a statutory tax rate of 21% for the year ended December 31, 2020.

The Business Combination pro forma Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2021 are as follows:

t)	Elimination of GigCapital4 trust account interest income of approximately $20.

u)	Addition of interest expense related to the Note Financing, net of amortization of debt issuance costs, that would have been incurred if the Business Combination had occurred on January 1, 2020.

v)

Elimination of BigBear’s interest expense and amortization of debt issuance costs related to the paydown of debt that would not have been incurred if the Business Combination had occurred on January 1, 2020.

w)	Adjustment for income taxes, applying a statutory tax rate of 21% for the nine months ended September 30, 2021.

4. Loss per Share

Represents the unaudited loss per share calculated based on the recapitalization resulting from the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented. The following tables set forth the computation of pro forma basic and diluted loss per share for the year ended December 31, 2020 and the nine months ended September 30, 2021; amounts are stated in thousands of U.S. Dollars, except for share and per share amounts.

The Notes are considered anti-dilutive and any shares that would be issued upon exercise of the conversion of the Notes are not included in loss per share.

Year ended December 31, 2020
Pro Forma Combined
Net loss	$(71,758)
Weighted average shares outstanding—basic and diluted	135,566,227
Net loss per share—basic and diluted	$(0.53)

Nine months ended September 30, 2021
Pro Forma Combined
Net loss	$(16,754)
Weighted average shares outstanding—basic and diluted	135,566,227
Net loss per share—basic and diluted	$(0.12)